Exhibit 99.9

[GRANT AGREEMENT

FOR ANNUAL GRANT OF RESTRICTED

STOCK UNITS

TO NON-EMPLOYEE DIRECTOR

UNDER 2005 PLAN:

3-YEAR VESTING STARTING YEAR TWO]

Grant Agreement for

Restricted Stock Units

under the Mattel, Inc. 2005 Equity Compensation Plan

This is a Grant Agreement between Mattel, Inc. (“Mattel”) and the individual (the “Holder”) named in the Notice of Grant of Restricted Stock Units (the “Notice”) attached hereto as the cover page of this Grant Agreement.

Recitals

Mattel has adopted the 2005 Equity Compensation Plan (the “Plan”) for the granting to selected service providers of awards based upon shares of Common Stock of Mattel. This Grant Agreement is being executed pursuant to Section 13(b) of the Plan. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Plan.

Restricted Stock Units

1.	Grant. Mattel grants to the Holder the number of restricted stock units based on shares of Common Stock set forth in the Notice (the “Units”), subject to adjustment, forfeiture and the other terms and conditions set forth below, as of the effective date of the grant (the “Grant Date”) specified in the Notice. The Company and the Holder acknowledge that the Units (a) are being granted hereunder in exchange for the Holder’s agreement to provide services to the Company after the Grant Date, for which the Holder will otherwise not be fully compensated, and which the Company deems to have a value at least equal to the aggregate par value of the Shares, if any, that the Holder may become entitled to receive under this Agreement, and (b) will, except as provided in Section 4 hereof, be forfeited by the Holder if the Holder’s Severance occurs before they vest, as more fully set forth in this Grant Agreement and the Plan.

2.

Dividend Equivalent Rights. The Units are granted with Dividend Equivalent rights, as set forth in this Section 2. As of the payment date for any cash dividend or distribution with respect to the Common Stock with a record date on or after the Grant Date and before all of the Units are settled or forfeited as set forth below, the Holder shall receive a cash payment with respect to the outstanding Units held by the Holder that have not yet been settled or forfeited on such record date (the “Then-Outstanding Units”), in an amount equal to the cash dividend or distribution that would have been paid or distributed to the Holder had the Then-Outstanding Units been actual shares of Common Stock outstanding on the applicable record date; provided, that the Committee shall determine whether a payment shall be made with respect to a dividend or distribution made in connection with an event described in Section 16 of the Plan (whether or not an adjustment under Section 16 of the Plan is made to the Units in connection with that event), and the amount of any such payment; and the Committee shall determine whether a payment shall be made with respect to a dividend or distribution with respect to the Common Stock in the form of Common Stock or other property other than cash, and the amount of any such payment.

3.	Normal Vesting. One-half of the Units shall vest on the earlier of (a) the day immediately preceding the second annual meeting of Mattel’s stockholders that occurs after the Grant Date and (b) the second anniversary of the Grant Date; and the remainder of the Units shall vest on the earlier of (x) the day immediately preceding the third annual meeting of Mattel’s stockholders that occurs after the Grant Date and (y) the third anniversary of the Grant Date, in each case unless the Holder’s Severance has occurred before such earlier day. In the event of a Change in Control prior to the Holder’s Severance, all unvested Units shall vest in full.

4.	Consequences of Severance. The consequences of the Holder’s Severance before a Change in Control and before the earlier of (a) the day immediately preceding the third annual meeting of Mattel’s stockholders that occurs after the Grant Date and (b) the third anniversary of the Grant Date shall be as follows:

i.	In the case of a Severance for Cause, all of the Units shall be forfeited immediately;

ii.	In the case of the Holder’s Severance at least six months after the Grant Date as a result of (A) Retirement, (B) Disability or (C) death, all of the Units shall vest immediately; and

iii.	In all other cases, the Units that have not yet vested shall be forfeited as of the date of the Severance.

5.	Consequences of Vesting.

[VERSION ONE:1

i.	Subject to Subsection 5.ii, upon the applicable Settlement Date (as defined in Subsection 5.ii) of a vested Unit, the Company shall settle such Unit by delivering to the Holder one share of Common Stock or a cash payment equal to the Fair Market Value of a share of Common Stock as of such Settlement Date (plus interest, if applicable, under Subsection 5.ii below), as the Company may in its sole discretion determine (and the Company may settle some Units in Common Stock and some in cash), subject to Section 6 below. In the case of Units

[1]	Use Version One for Holders who either as of the Grant Date have attained, or by the third anniversary of the Grant Date will have attained, age 55 and 5 years of service on the Board.

settled by delivery of Common Stock, the Company shall (a) issue or cause to be delivered to the Holder (or the Holder’s Heir, as defined below, if applicable) one or more unlegended stock certificates representing such shares, or (b) cause a book entry for such shares to be made in the name of the Holder (or the Holder’s Heir, if applicable). In the case of the Holder’s death, the cash and/or Common Stock to be delivered in settlement of vested Units as described above shall be delivered to the Holder’s beneficiary or beneficiaries (as designated in the manner determined by the Committee), or if no beneficiary is so designated or if no beneficiary survives the Holder, then the Holder’s administrator, executor, personal representative, or other person to whom the Units are transferred by means of the Holder’s will or the laws of descent and distribution (such beneficiary, beneficiaries or other person(s), the “Holder’s Heir”).

ii.	The Company believes that the Units constitute “deferred compensation” within the meaning of Section 409A of the Code, and it is the intention and belief of Mattel that the Units comply in all respects with Section 409A of the Code. If Mattel determines after the Grant Date that an amendment to this Grant Agreement is necessary or advisable to ensure the foregoing, it may make such amendment, effective as of the Grant Date or at any later date, without the consent of the Holder. Consistent with the aim of compliance with Section 409A:

A.

The Settlement Date with respect to any Unit shall be the first to occur of (i) the scheduled vesting date of such Unit pursuant to the first sentence of Section 3, (ii) (x) the date of the Holder’s Severance, if the Holder is not a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code) (a “Specified Employee”) as of that date, or (y) the date that is six months after the date of such Severance, if the Holder is a Specified Employee as of the date of the Holder’s Severance, (iii) the date of the Holder’s death, (iv) the date of the Holder’s Disability, if such Disability qualifies the Holder as “disabled” within the meaning of Section 409A(a)(2)(A)(ii) of the Code), and (v) the date of a Change in Control that qualifies as an event described in Section 409A(a)(2)(A)(v) of the Code). The determination of whether the Holder is a Specified Employee shall be made by Mattel in accordance with the methodology adopted by Mattel in accordance with Section 409A of the Code, which methodology may be amended or replaced at any time and from time to time by Mattel, as and to the extent permitted by Section 409A.

B.	If there occurs a Change in Control that does not qualify as an event described in Section 409A(a)(2)(A)(v) of the Code, the amount that shall be provided on the applicable Settlement Date (if such Settlement Date occurs following such Change in Control) in settlement of any Unit that vested as a result of such Change in Control shall be a cash amount that equals the Fair Market Value of a share of Common Stock as of the date of such Change in Control, plus interest thereon through the Settlement Date at the federal funds rate (as reported in the Wall Street Journal or any other information source reasonably selected by the Committee), compounded daily.

C.	Under no circumstances may this Grant Agreement be amended or terminated in a manner that violates Section 409A.]

[VERSION TWO:2 Upon the vesting of a Unit, the Company shall settle such Unit by delivering to the Holder one share of Common Stock or a cash payment equal to the Fair Market Value of a share of Common Stock as of the date of such vesting (the “Settlement Date”), as the Company may in its sole discretion determine (and the Company may settle some Units in Common Stock and some in cash), subject to Section 6 below. In the case of Units settled by delivery of Common Stock, the Company shall (a) issue or cause to be delivered to the Holder (or the Holder’s Heir, as defined below, if applicable) one or more unlegended stock certificates representing such shares, or (b) cause a book entry for such shares to be made in the name of the Holder (or the Holder’s Heir, if applicable). In the case of the Holder’s death, the cash and/or Common Stock to be delivered in settlement of vested Units as described above shall be delivered to the Holder’s beneficiary or beneficiaries (as designated in the manner determined by the Committee), or if no beneficiary is so designated or if no beneficiary survives the Holder, then the Holder’s administrator, executor, personal representative, or other person to whom the Units are transferred by means of the Holder’s will or the laws of descent and distribution (such beneficiary, beneficiaries or other person(s), the “Holder’s Heir”).]

6.	Tax Withholding. The Company shall withhold from the cash and/or Common Stock delivered in settlement of Units shares of Common Stock having a Fair Market Value, on the Settlement Date, and/or cash, equal to the amount necessary

[2]	Use Version Two for Holders who, as of the third anniversary of the Grant Date, will either be less than 55 years old, or have less than 5 years of service on the Board, or both.

to satisfy the minimum required withholding, if any, of any income tax, social tax, or other taxes (but rounding up to the nearest whole number of shares). If any such taxes are required to be withheld at a date earlier than the Settlement Date, then notwithstanding any other provision of this Grant Agreement, the Company may (i) satisfy such obligation by causing the forfeiture a number of Units having a Fair Market Value, on such earlier date, equal to the amount necessary to satisfy the minimum required amount of such withholding, or (ii) make such other arrangements with the Holder for such withholding as may be satisfactory to the Company in its sole discretion.

7.	Compliance with Law.

i.	No shares of Common Stock shall be issued and delivered pursuant to a vested Unit unless and until all applicable registration requirements of the Securities Act of 1933, as amended, all applicable listing requirements of any national securities exchange on which the Common Stock is then listed, and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, shall have been complied with. In particular, the Committee may require certain investment (or other) representations and undertakings in connection with the issuance of securities in connection with the Plan in order to comply with applicable law.

ii.	If any provision of this Grant Agreement is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law. Furthermore, if any provision of this Grant Agreement is determined to be illegal under any applicable law, such provision shall be null and void to the extent necessary to comply with applicable law, but the other provisions of this Grant Agreement shall remain in full force and effect.

8.	Assignability. Except as may be effected by designation of a beneficiary or beneficiaries in such manner as may be determined by the Committee, or as may be effected by will or other testamentary disposition or by the laws of descent and distribution, any attempt to assign the Units before they vest and are settled shall be of no effect.

9.	Certain Corporate Transactions. In the event of certain corporate transactions, the Units shall be subject to adjustment as provided in Section 16 of the Plan.

10.	No Additional Rights.

i.	Neither the granting of the Units nor their vesting or settlement shall (a) affect or restrict in any way the power of the Company to undertake any corporate action otherwise permitted under applicable law, (b) confer upon the Holder the right to continue performing services for the Company, or (c) interfere in any way with the right of the Company to terminate the services of the Holder at any time, with or without Cause.

ii.	The Holder acknowledges that (a) the making of this grant does not mean that the Holder will receive any similar grant or grants in the future, or any future grants at all, and (b) this grant does not in any way entitle the Holder to future grants under the Plan.

iii.	Without limiting the generality of subsections i. and ii. immediately above, if the Holder’s service to the Company terminates, the Holder shall not be entitled to any compensation for any loss of any right or benefit or prospective right or benefit relating to the Units or under the Plan which he or she might otherwise have enjoyed, whether such compensation is claimed by way of damages for wrongful termination of services or other breach of contract or by way of compensation for loss of office or otherwise.

11.	Rights as a Stockholder. Neither the Holder nor the Holder’s Heir shall have any rights as a stockholder with respect to any shares represented by the Units unless and until shares of Common Stock have been issued in settlement thereof.

12.	Data Privacy Waiver. By accepting the grant of the Units, the Holder hereby agrees and consents to:

i.	the collection, use, processing and transfer by Mattel and its Subsidiaries (collectively, the “Group”) of certain personal information about the Holder (the “Data”);

ii.	any members of the Group transferring Data amongst themselves for the purposes of implementing, administering and managing the Plan;

iii.	the use of such Data by any such person for such purposes; and

iv.	the transfer to and retention of such Data by third parties in connection with such purposes.

For the purposes of clause (i) above, “Data” means the Holder’s name, home address and telephone number, date of birth, any tax or other identification number, details of all rights to acquire Common Stock granted to the Holder and of Common Stock issued or transferred to the Holder pursuant to the Plan.

13.	Compliance with Plan. The Units and this Grant Agreement are subject to, and the Company and the Holder agree to be bound by, all of the terms and conditions of the Plan as it shall be amended from time to time, which are incorporated herein by reference. No amendment to the Plan shall adversely affect the Units or this Grant Agreement without the consent of the Holder. In the case of a conflict between the terms of the Plan and this Grant Agreement, the terms of the Plan shall govern.

14.	Governing Law. The interpretation, performance and enforcement of this Grant Agreement shall be governed by the laws of the State of Delaware without regard to principles of conflicts of laws.

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